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                                 EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                                                                 JURISDICTION
            PARENT                          SUBSIDIARY         OF INCORPORATION
            ------                          ----------         ----------------
A.C. Moore Arts & Crafts, Inc.     A.C. Moore Incorporated         Delaware
A.C. Moore Arts & Crafts, Inc.     Moorestown Finance, Inc.        Delaware
Moorestown Finance, Inc.           Blackwood Assets, Inc.          Delaware